CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to Quarterly Report of Bio Solutions Manufacturing, Inc., a New York corporation (the “Company”), on Form 10-QSB for the period ended January 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David S. Bennett, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 25, 2008	/s/ David S. Bennett
David S. Bennett, President, Chief Executive Officer and Director